                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           LARIZZA INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                                     [LOGO]

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Larizza Industries, Inc. (the "Company") to be held at its corporate headquarters located at 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, on May 30, 1995 at 10:00 A.M. The official Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

     The only proposal to be acted upon at the Meeting is the election of a Board of six directors. The Board of Directors unanimously recommends a vote for the Company's nominees.

     We will appreciate the prompt return of your signed proxy.

     On behalf of the Board of Directors and management of the Company, thank you for your cooperation and continued support.

                                            Sincerely,

                                            RONALD T. LARIZZA
                                            President and Chief
                                            Executive Officer

April 17, 1995

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 1995



To the Shareholders of Larizza Industries, Inc.:

       The Annual Meeting of Shareholders of Larizza Industries, Inc. (the "Company"), an Ohio corporation, will be held at its corporate headquarters located at 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, on May 30, 1995 at 10:00 A.M., Eastern Daylight Time, for the following purposes:

       1.     To elect a Board of six directors;

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Shareholders of record at the close of business on April 7, 1995 will be entitled to vote at the Annual Meeting and at any adjournment thereof.

       All shareholders are cordially invited to attend the Annual Meeting. However, the Company urges you to assure your representation at the Annual Meeting by signing and returning the enclosed proxy in the postage prepaid envelope provided as promptly as possible. The giving of this proxy does not affect your right to vote in person if you attend the Annual Meeting.

                                                  BY ORDER OF THE BOARD OF
                                                  DIRECTORS



                                                  RONALD T. LARIZZA
                                                  President and Chief
                                                  Executive Officer

April 17, 1995

                            LARIZZA INDUSTRIES, INC.
                            201 West Big Beaver Road
                                   Suite 1040
                              Troy, Michigan 48084
                                 (810) 689-5800



                                PROXY STATEMENT



                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 30, 1995

GENERAL INFORMATION

       This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Larizza Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's corporate offices, at 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084, on Tuesday, May 30, 1995 at 10:00 A.M. Eastern Daylight Time or any adjournment thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy are being mailed on or about April 17, 1995 to shareholders of record at the close of business on April 7, 1995. The Company's Annual Report for the year ended December 31, 1994 was previously mailed to shareholders or accompanies this Proxy Statement. The Company will pay the cost of soliciting proxies, including expenses for preparing and mailing proxy solicitation materials. In addition to use of the mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, telegraph or personal interview.

VOTING, PROXIES AND REVOCABILITY

       Shareholders of record at the close of business on April 7, 1995 are entitled to one vote on each matter for each share of the Company's common stock, no par value, held. As of the close of business on April 7, 1995 the Company had 22,088,107 shares of its common stock outstanding.

       A majority, or 11,044,054 shares of the Company's common stock, must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.

       Proxies in the enclosed form which are returned in time for the Meeting and executed in accordance with the instructions thereon will be voted as specified therein. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below.

Ronald T. Larizza, the Company's President and Chief Executive Officer, currently has voting control over 50.6% of the Company's outstanding common stock as of April 7, 1995. Mr. Larizza intends to attend the Meeting and vote these shares FOR the election as directors of the nominees listed below; thus, a quorum and election of the Company's nominees at the Meeting are assured.

       A shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company at the Company's principal executive offices, 201 West Big Beaver Road, Troy, Michigan 48084, either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the shareholder who executed it is present at the Meeting and votes in person.

       The Meeting may be adjourned, and additional proxies solicited, if at the time of the Meeting the votes necessary to approve the proposed action have not been obtained. Any adjournment of the Meeting will require the affirmative vote of a majority of the common stock represented at the Meeting, in person or by proxy, even if less than a quorum.

       THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND A VOTE FOR THE ELECTION OF THE COMPANY'S NOMINEES TO THE BOARD OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of April 7, 1995, regarding the beneficial ownership of the Company's common stock by each nominee to serve as a director of the Company, each person known to the Company to own beneficially more than 5% of the Company's outstanding common stock, each executive officer of the Company named in the Summary Compensation Table below and all nominees to serve as directors and executive officers as a group:

                                                                                               Percent of
                      Name of                                     Number of Shares            Outstanding
                 Beneficial Owner                                Beneficially Owned           Common Stock
                 -----------------                               ------------------           ------------
Ronald T. Larizza (1) . . . . . . . . . . . . . . . . . . . . . . 11,183,083  (2)(3)             50.6%
Internationale Nederlanden (U.S.)
  Capital Corporation (4) . . . . . . . . . . . . . . . . . . . .  5,176,900  (4)                23.4%
Oppenheimer & Co., Inc. (5) . . . . . . . . . . . . . . . . . . . . . 47,242  (5)                    *
Oppenheimer Horizon Management, L.P. (6)  . . . . . . . . . . . .  1,429,752  (6)                 6.5%
Oppenheimer Institutional Horizon
  Management, L.P. (7)  . . . . . . . . . . . . . . . . . . . . .  1,386,468  (7)                 6.3%
Oppenheimer International Horizon
  Fund, Ltd. (8)  . . . . . . . . . . . . . . . . . . . . . . . . .  139,981  (8)                    *
The & Trust (9) . . . . . . . . . . . . . . . . . . . . . . . . . .  102,697  (9)                    *

                                                                                               Percent of
                      Name of                                     Number of Shares            Outstanding
                 Beneficial Owner                                Beneficially Owned           Common Stock
                 -----------------                               ------------------           ------------
Edward L. Sawyer, Jr. (10)  . . . . . . . . . . . . . . . . . . .   2,022,838  (3)(11)             9.2%
Edward W. Wells . . . . . . . . . . . . . . . . . . . . . . . . . .   272,750  (3)(12)             1.2%
Terence C. Seikel . . . . . . . . . . . . . . . . . . . . . . . . .   205,000  (3)(13)                *
Steven J. Lebowski  . . . . . . . . . . . . . . . . . . . . . . . . .  82,825                         *
Frank E. Blazey, Jr.  . . . . . . . . . . . . . . . . . . . . . . . .   2,800  (14)                   *
Arthur L. Wiseley . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0                         *
All Directors and Executive Officers
  as a Group (7 Persons)  . . . . . . . . . . . . . . . . . . . .  11,471,958                     51.9%


- ---------------
*      Indicates an amount less than 1%.

(1) Business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

(2) Includes 7,743,406 shares owned by a trust; Mr. Larizza has the power to vote these shares and to dispose of them.

(3) Includes 3,272,177 shares held by a voting trust (the "Voting Trust") under the Amended and Restated Voting Trust Agreement, dated as of May 4, 1994, among Mr. Larizza, Mr. Sawyer, The Alexander Sawyer Trust under an Irrevocable Trust Agreement dated July 21, 1987 (the "Alexander Sawyer Trust"), Mr. Sawyer's ex-wife, Mr. Wells, Mr. Seikel, various other employees of the Company and the Company. Mr. Sawyer, the Alexander Sawyer Trust, Mr. Sawyer's ex-wife, Mr. Wells, Mr. Seikel and various other employees of the Company contributed 1,819,838, 200,000, 619,839, 172,500, 105,000 and 355,000 shares, respectively, to the
       Voting Trust. Mr. Larizza has the sole right to vote the shares held in the Voting Trust and he must consent to any sale, transfer, pledge or other disposition of such shares. The Voting Trust expires December 31, 1998, and its business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

(4) Includes 5,176,900 shares that Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital") acquired as a result of the conversion of term loans and the related accrued interest into shares on March 11, 1994 (the "Conversion"). ING Capital is a wholly-owned subsidiary of Internationale Nederlanden (U.S.) Capital Holdings Corporation ("U.S. Holdings"), which is a wholly-owned subsidiary of Internationale Nederlanden Bank N.V. ("INB"), which is a wholly-owned subsidiary of Internationale Nederlanden Groep N.V. ("Groep"); all of the foregoing may be deemed the beneficial owner of the shares owned by ING Capital. ING Capital's and U.S. Holdings' business address is 135 East 57th Street, New York, New York 10022, INB's business address is

       De Amsterdamse Poort, 1102 MG, Amsterdam Zuid-Oost, The Netherlands, and Groep's business address is Princes Irenstraat 5 g 1077 Wv Amsterdam, The Netherlands. The foregoing information is based on a Schedule 13D Report, dated January 27, 1994, filed with the Securities and Exchange Commission by ING Capital.

(5) Includes 47,242 shares that Oppenheimer & Co., Inc. ("Oppenheimer") acquired as a result of the Conversion. Oppenheimer, a Delaware corporation, is a wholly-owned subsidiary of Oppenheimer Holdings, Inc. ("Holdings"), which is an indirect wholly-owned subsidiary of Oppenheimer Group, Inc. ("Group"), which is an 83.39%-owned subsidiary of Oppenheimer & Co., L.P. ("Oppenheimer L.P."), the partnership interests of which are owned by employees of Oppenheimer and its affiliates, 16.61% of Group's capital stock is owned by Oppenheimer LP warrant holders. All of the foregoing may be deemed the beneficial owner of the shares owned by Oppenheimer. Oppenheimer disclaims beneficial ownership of shares held by its affiliates. Oppenheimer's, Holdings', Group's, Oppenheimer L.P.'s and Oppenheimer's officers' and employees' business address is Oppenheimer Tower, World Financial Center, New York, New York 10281. The foregoing information is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(6) Includes 1,429,752 shares that Oppenheimer Horizon Management, L.P., a Delaware limited partnership ("Horizon"), acquired as a result of the Conversion. Horizon is a registered investment adviser whose general partner is Holdings. Horizon's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281. Horizon disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(7) Includes 1,386,468 shares that Oppenheimer Institutional Horizon Management, L.P., a Delaware limited partnership ("Institutional"), acquired as a result of the Conversion. Institutional is a registered investment adviser whose general partner is Holdings. Institutional's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281. Institutional disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(8) Includes 139,981 shares that Oppenheimer International Horizon Fund, Ltd., a British Virgin Islands corporation ("International"), acquired as a result of the Conversion. International's investment advisor is an affiliate of Oppenheimer. International's business address is c/o CITCO, CITCO Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, B.V.I. International disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(9) Includes 102,697 shares that The & Trust, a charitable remainder trust (the "Trust"), acquired as a result of the Conversion. The Trust maintains a managed account at Oppenheimer, for which account Oppenheimer is the investment advisor. The Trust's account address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. The Trust disclaims beneficial ownership of shares held by Oppenheimer and its affiliates. The foregoing is based on a Schedule 13G Report, dated February 13, 1995, filed with the Securities and Exchange Commission by Group, Oppenheimer and Horizon.

(10)   Business address is 1375 East 9th Street, Suite 2000, Cleveland, Ohio
       44114.

(11) Includes 1,822,838 shares owned by Mr. Sawyer directly and 200,000 shares owned by the Alexander Sawyer Trust. Mr. Sawyer has the power to approve or disapprove of any proposed transaction by the trustee of the Alexander Sawyer Trust. 2,019,838 of these shares have been transferred to the Voting Trust described in note 3.

(12) Includes 272,500 shares owned by Mr. Wells and his spouse as joint tenants for which voting and investment powers are shared, and 250 shares owned by Mr. Wells's wife's individual retirement account. 172,500 of these shares have been transferred to the Voting Trust described in note 3.

(13) Includes 67,540 shares owned by a trust, and 137,460 shares held in an individual retirement account; Mr. Seikel has the power to vote these shares and to dispose of them. 105,000 of these shares have been transferred to the Voting Trust described in note 3.

(14) Includes 500 shares owned by Mr. Blazey and his spouse as joint tenants for which voting and investment powers are shared, and 2,000 shares owned by Mr. Blazey's wife.


                           I.  ELECTION OF DIRECTORS

       The Board of Directors proposes that the six persons named below as nominees be elected as directors of the Company to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. Mr. Larizza and Mr. Sawyer have been directors of the Company since November 1982, Mr. Blazey, Mr. Wiseley and Mr. Wells have been directors of the Company since July 1987, and Mr. Lebowski has been a director of the Company since March 1995.

       If a quorum is present, the six nominees receiving the greatest number of votes at the Meeting or its adjournment shall be elected. Withheld votes and broker non-votes will not be deemed votes at the Meeting in determining which nominees receive the greatest number of votes at the Meeting, but will be counted for purposes of determining whether a quorum is present. The votes cast pursuant to the accompanying proxy will be voted FOR the election of the nominees listed below unless the giver of the proxy withholds authority to vote for any one or more of such nominees.

       The nominees listed below have consented to serve if elected. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holders for another qualified person.

BIOGRAPHICAL INFORMATION

Nominees for Election as Directors

       RONALD T. LARIZZA, 55, has served as President and Chief Executive Officer of the Company since November 1982.

       The Company has agreed to nominate Ronald T. Larizza for election as a director of the Company at each Annual Meeting of Shareholders during the term of his employment agreement and until five years after termination if Mr. Larizza's employment with the Company is terminated other than as a result of his death or disability. In addition, Mr. Larizza's employment agreement requires him to be elected to the offices with the Company he currently holds. See "Executive Compensation-Employment Contracts and Termination of Employment and Change-in-Control Arrangements-Employment Agreement."

       EDWARD L. SAWYER, JR., 61, has served as Chairman of the Board of the Company since June 1987 and as Secretary of the Company since February 1991. Mr. Sawyer is also a consultant to the Company. Mr. Sawyer has also been an investor and a consultant for the past five years, including President of The Edgewater Group, Inc., an investment and consulting company, since October 1990.

       EDWARD W. WELLS, 42, has served as Vice President and Chief Operating Officer of the Company since November 1989 and as Assistant Secretary of the Company since June 1990.

       FRANK E. BLAZEY, JR., 70, served in the United States Army from 1946 to 1975, attaining the rank of Brigadier General in 1970. From December 1988 to the present, Mr. Blazey has served as a consultant to, and the Personnel Director of, a division of Automatic Handling, Inc., a manufacturer of conveyors.

       STEVEN J. LEBOWSKI, 43, has served as a Certified Public Accountant and as an attorney since 1982. Since January 1990, he has also served as a Vice President of Architectural Door and Millwork, Inc., a wholesale distributor of doors.

       ARTHUR L. WISELEY, 71, has served as an independent consultant from June 1987 to present. He served as Executive Director of Administration and Minority Supplier Development of General Motors from June 1982 until his retirement in June 1987.

       The Company's Articles of Incorporation establish the minimum number of directors at three and the maximum at fifteen, and, whenever there are nine or more directors, divide the Board of Directors into three classes (as nearly equal in number as possible). The Company's Articles of Incorporation also provide for the removal of a director during his elected term only upon the vote of the holders of two-thirds of the voting power entitled to elect a successor to the director to be removed.

Other Executive Officer

       TERENCE C. SEIKEL, 38, has served as Vice President of Finance of the Company since November 1990, as Treasurer of the Company since May 1992, as Assistant Secretary of the Company since June 1990 and as Chief Financial Officer of the Company since November 1989. He previously served as Director of Finance of the Company from June 1987 to November 1990.

       Each of the Company's executive officers serves until the next annual meeting of the Board of Directors and until his successor is elected and qualified or until his earlier death, resignation or removal.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During 1994, the Board of Directors held one meeting, and took action by unanimous written consent on thirteen occasions.

       The Board of Directors of the Company has an Executive Committee, Compensation Committee and Audit Committee, but does not have a Nominating Committee.

       The Executive Committee, which held no meetings but took action by unanimous written consent on one occasion during 1994, has the authority to exercise all of the authority of the Board of Directors in the management of the Company, except for the power to fill vacancies occurring in the Board of Directors or in any committee during intervals between meetings of the Board of Directors, subject to such limitations as are imposed by law. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Company. Ronald T. Larizza, Edward L. Sawyer, Jr. and Edward W. Wells are the members of the Executive Committee.

       The Compensation Committee, which held no meetings in 1994, but took action by unanimous written consent on four occasions during 1994, has the authority to determine the salaries, bonuses and other compensation of the executive officers of the Company and its consolidated subsidiaries. It also administers the Company's Stock Incentive Plan. Frank E. Blazey, Jr., Arthur
L. Wiseley and Steven J. Lebowski are the members of the Compensation
Committee.

       The Audit Committee, which held one meeting in 1994, has the authority to recommend to the Board of Directors the independent accountants to audit the Company's financial statements, to meet with the independent accountants and review the Company's financial statements, results of audits and fees charged. Frank E. Blazey, Arthur L. Wiseley and Steven J. Lebowski are the members of the Audit Committee.

EXECUTIVE COMPENSATION

       Summary Compensation Table

       The following table sets forth information for each of the fiscal years ended December 31, 1994, 1993 and 1992 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                 Annual Compensation
                                                    --------------------------------------------
                                                                                    Other
                                                                                   Annual           All Other
                                                                                   Compen-           Compen-
             Name and                                                              sation            sation
        Principal Position                 Year      Salary ($)    Bonus ($)         ($)               ($)
        ------------------                 ----      ----------    ---------     -----------       -----------
Ronald T. Larizza, President, Chief        1994         478,904     222,715        2,990  (1)      82,640  (2)
Executive Officer and Director             1993         430,000      60,000       21,221  (1)      39,505
                                           1992         430,000         -0-          -0-              -0-

Edward W. Wells, Vice President,           1994         250,000     125,000       13,845  (1)      17,478  (2)
Chief Operating Officer and                1993         200,000     100,000       10,237  (1)      12,924
Director                                   1992         200,000      50,000          -0-              -0-

Terence C. Seikel, Vice President          1994         175,000      75,000        9,578  (1)      12,092  (2)
of Finance, Chief Financial Officer        1993         150,000      60,000        6,116  (1)       8,948
and Treasurer                              1992         125,000      25,000          -0-              -0-

________________________
(1) The amounts for 1994 and 1993 represent the payments of amounts to Messrs. Larizza, Wells and Seikel to pay the taxes on (i) the income resulting from the Company's payment of insurance premiums on their behalf, as described in note
(2) below, and (ii) the tax reimbursement payments.

(2) The amount shown for 1994 represents total amounts paid in insurance premiums for life insurance for Messrs. Larizza, Wells and Seikel in the fiscal year ended December 31, 1994 pursuant to split dollar insurance arrangements between each of them and the Company.

      Compensation of Directors.

      The Company compensates each director who is not an officer or employee of the Company or any of its subsidiaries in cash in the amount of $1,500 for attending each meeting of the Board of Directors and each meeting of any committee thereof which does not occur on the same day as a Board meeting. In addition, directors are reimbursed for any expenses incurred as a result of meetings of the Board or any committee thereof.

      Employment Contracts and Termination of Employment and Change-in-Control Arrangements.

      Employment Agreement. The Company and Ronald T. Larizza have entered into an Employment Agreement dated as of April 21, 1994. Pursuant to the agreement, Mr. Larizza is employed as the President and Chief Executive Officer of the Company, reporting to the Company's Board of Directors, for a term of five years, unless earlier terminated as a result of Mr. Larizza's death or disability or by either party upon thirty days notice. The term will be automatically continuously renewed such that the remaining term of the agreement will always be five years, unless earlier terminated as described above.

      Mr. Larizza's annual salary under the agreement was $500,000 in 1994 and is $525,000 in 1995, and such amount will be increased on January 1 each year during the term by the greater of five percent and an amount determined by the Company's Compensation Committee. Mr. Larizza will also receive a bonus each year in an amount equal to the greater of one percent of the Company's consolidated operating income and an amount determined by the Company's Compensation Committee. Mr. Larizza is entitled to various fringe benefits under the agreement to the extent applicable to similar executive officers of the Company. In addition, the Company has also agreed to nominate, recommend and otherwise support Mr. Larizza for election as a director of the Company at each shareholders' meeting during the term of the agreement, and, if the agreement is terminated by the Company or Mr. Larizza, during the five years after such termination (the "Period").

      If Mr. Larizza's employment is terminated as a result of Mr. Larizza's death or disability, Mr. Larizza will be entitled to receive an amount equal to the lesser of five years of his then current salary or $1 less than three times his average annual salary and bonus over the prior five years, paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's or his personal representative's discretion. If Mr. Larizza's employment is terminated by notice from the Company or if Mr. Larizza terminates his employment because the Company fails to comply with any term or provision of the agreement, Mr. Larizza will be entitled to receive an amount equal to $1 less than three times his average annual salary and bonus over the prior five years (approximately $1,468,000 if such termination were to occur as of April 7, 1995), paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's discretion. If Mr. Larizza's employment is terminated by Mr. Larizza other than as a result of the Company's failure to comply with any term or provision of the agreement, Mr. Larizza will not be entitled to receive any amount under the agreement as a result of such termination.

      Larizza Split-Dollar Agreement. The Company and Mr. Larizza have entered into an agreement dated as of April 22, 1993, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the three-year term of the agreement, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Mr. Larizza and the trust owning the policy as a result of the Company's payments under the agreement. Such payments will continue after the term of the agreement, at Mr. Larizza's request. Such payments will terminate if Mr. Larizza's employment is terminated for cause.

      During the term of the agreement, the Company has the right to recover the premiums it has paid from the cash surrender proceeds or the death or maturity benefit proceeds of the policies, if any. The Company's right to recover such premiums lapses on the third anniversary date of the agreement if Mr. Larizza provides substantial services to the Company until the earlier of
(i) the third anniversary of the agreement, (ii) Mr. Larizza's incapacity,
(iii) Mr. Larizza's involuntary termination of employment for a reason other than cause, or (iv) termination of Mr. Larizza's employment because the Company does not comply with any agreed upon terms or conditions of Mr. Larizza's employment. The Company will pay to Mr. Larizza and the trust owning the policy an amount sufficient to cover income taxes incurred as a result of such lapse and such payment.

      Wells and Seikel Split-Dollar Agreements. The Company has also entered into Split-Dollar Agreements, dated as of April 22, 1993 and effective as of January 29, 1993, with Messrs. Wells and Seikel, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the term of the agreements, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Messrs. Wells and Seikel, respectively, as a result of the Company's payments under the agreement. The Company is entitled to receive $300,000 and $250,000 from the death proceeds of the policies if Mr. Wells or Mr. Seikel, respectively, dies while the agreement is in force. In addition, if the policies are surrendered during the term of the agreements, the Company would receive (i) 100% of the policy's surrender value, if the policy is surrendered within two years of the effective date of the agreement, (ii) 50% of the policy's surrender value, if the policy is surrendered before three years after the effective date of the agreement, (iii) 25% of the policy's surrender value, if the policy is surrendered before four years after the effective date of the agreement, and
(iv) none of the policy's surrender value, if the policy is surrendered at least four years after the effective date of the agreement.

      Either agreement will terminate on the earliest of (i) termination of Mr. Wells' or Mr. Seikel's respective employment for cause, (ii) the date Mr. Wells' or Mr. Seikel's respective employment is voluntarily terminated by the employee, except after Mr. Larizza ceases to have a majority of the voting power in the election of the Company's directors or as a result of the employee's disability, (iii) the date of Mr. Wells' or Mr. Seikel's respective death, and (iv) eleven years after the effective date of the agreement.

      Compensation Committee Interlocks and Insider Participation.

      During the year ended December 31, 1994, Messrs. Blazey and Wiseley and Charles Fazio served as the sole members of the Company's Compensation Committee until Mr. Fazio's resignation on December 9, 1994. On January 25, 1995, Edward L. Sawyer, Jr., replaced Mr. Fazio as a member of the Company's Compensation Committee, and effective March 31, 1995, Steven J. Lebowski replaced Mr. Sawyer as a member of the Company's Compensation Committee. None of the members of the Compensation Committee was, during the year ended December 31, 1994, an officer or employee of the Company or any of its subsidiaries, or a former officer of the Company or any of its subsidiaries. Mr. Sawyer, however, is the Company's Chairman of the Board and Secretary and serves as a consultant to the Company.

      Mr. Fazio had the following relationship with the Company: He is the Chairman of the Board and Chief Executive Officer of Fazio & Associates, Inc., a manufacturers' representative for automobile parts companies, which earned approximately $2,420,000 from the Company as sales commissions in 1994. Effective December 31, 1994, the Company began performing the sales representative services formerly provided by Fazio & Associates, and terminated its agreement with Fazio & Associates. The Company will continue to pay commissions to Fazio & Associates with respect to contracts obtained before the effective date of such termination.

      Mr. Sawyer has the following relationships with the Company:

      Notes Receivable From Messrs. Larizza and Sawyer. Mr. Larizza and Mr. Sawyer, directors, executive officers and principal shareholders of the Company, have notes payable to the Company. These notes were originally given by Mr. Larizza and Mr. Sawyer when they were the sole shareholders of the Company to repay amounts advanced by the Company to Mr. Larizza, Mr. Sawyer and Trident Coatings, Inc. ("Trident"), a corporation wholly-owned by Mr. Larizza and Mr. Sawyer, at various times prior to the Company's 1987 initial public offering. The Company made these advances in order to induce Trident to continue to provide manufacturing services to a former subsidiary of the Company. During 1990 and 1991, the Company made certain non-interest bearing personal loans (the "Loans") to Mr. Larizza and Mr. Sawyer. During 1992, the Company made additional advances to Mr. Larizza and Mr. Sawyer, which totalled $70,106 and $35,158, to pay certain of their personal loan obligations.

      As of December 31, 1993, the Company, Mr. Larizza and Mr. Sawyer replaced the then existing notes with new notes (the "New Notes"). Mr. Larizza's and Mr. Sawyer's New Notes are in the principal amounts of $1,468,827 and $667,250, respectively, (the outstanding balances of their notes as of December 31, 1993, including the Loans and advances made to Mr. Larizza and Mr. Sawyer plus accrued interest through December 31, 1993), bear interest at 5.97% a year, and are payable in yearly installments of $143,455.66 and $65,168.19, respectively, from December 31, 1996 through December 31, 2005, with approximately $1,120,472 and $509,001, respectively, in balloon payments due December 31, 2006, assuming no prepayments. The maximum amount of indebtedness outstanding under the New Notes during 1994 was approximately $2,263,601. As of April 7, 1995, the aggregate amount outstanding under these New Notes was approximately $1,581,211 and $718,303 for Mr. Larizza and Mr. Sawyer, respectively.

      Finder's Agreement with The Edgewater Group, Inc. The Company and The Edgewater Group, Inc. ("Edgewater") entered into a Finders Agreement, dated June 15, 1994. Pursuant to the Finders Agreement, Edgewater is engaged to act as the Company's financial advisor in connection with the possible sale of its wholly-owned subsidiary General Nuclear Corp. ("General Nuclear"). In exchange for such services, the Company paid Edgewater $110,000 as a nonrefundable finder's fee and has agreed to pay Edgewater an additional $110,000 on June 30, 1997 if General Nuclear is sold by April 15, 1995. The Company has also agreed to pay Edgewater's reasonable out of pocket expenses incurred in connection with its engagement under the Finders Agreement. Mr. Sawyer is a director and the President and sole shareholder of Edgewater.

      Consulting Agreement with The Edgewater Group, Inc. The Company and Edgewater have also entered into a Consulting Agreement, dated June 15, 1994. Pursuant to the Consulting Agreement, the Company hired Edgewater as a consultant to the Company in the areas of the Company's business in which Edgewater has expertise. The term of the agreement began January 1, 1994 and ends December 31, 1996. The Company has agreed to pay Edgewater $15,000 a month for its consulting services and has agreed to reimburse Edgewater for its reasonable out-of-pocket expenses incurred in connection with the Company's business. Mr. Sawyer is a director and the President and sole shareholder of Edgewater.

      Consulting Arrangement with Mr. Sawyer. The Company has an oral consulting arrangement with Edward L. Sawyer, Jr., an officer, director and principal shareholder of the Company. Pursuant to the arrangement, Mr. Sawyer provides consulting services to the Company in the areas of the Company's business in which he has expertise. The current arrangement has been renewed through December 31, 1995. The Company has agreed to pay Mr. Sawyer $50,000 a year for his consulting services. The Company paid Mr. Sawyer $50,000 for such services in 1994.

      Board Compensation Committee Report on Executive Compensation

      General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through salaries and bonuses. The Compensation Committee's policy generally is to compensate executive officers in a manner that permits the Company to take any permitted federal income tax deduction for such compensation (i) by including a provision in Mr. Larizza's employment agreement deferring any payment to Mr. Larizza that would not be deductible by the Company for federal income tax purposes, which amounts would not be payable until they are deductible by the Company, and (ii) by complying with current treasury regulations exempting deductions received upon exercise of stock options from the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Compensation Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

      Salaries. The Compensation Committee's policy is to provide salaries that are comparable to those of similar executive officers in companies in the automotive supply industry in order to attract and retain qualified executives and that compensate employees for their individual contributions and performance. The Compensation Committee determines comparable salaries through its subjective evaluation of (i) its members' knowledge of salaries paid by other companies, (ii) management's research regarding what is paid by other companies deemed comparable (based primarily on the company's principal line of business and sales) to the Company and about which management has information,
(iii) its members' views of the experience and responsibility of the executive, and (iv) management's recommendations. The Compensation Committee also considers the Company's financial resources and sales and earnings prospects. The Company's improved financial resources and its sales and earnings projections at the beginning of 1994 were two of the factors causing the Compensation Committee to recommend salary increase for Messrs. Seikel and Wells for 1994 and to recommend entering into an Employment Agreement with Mr. Larizza.

      No specific weight is given to any of these factors, and the Compensation Committee does not collectively determine their relative importance, although it agreed with management's recommendations for fiscal 1994 salaries. The Compensation Committee does not specifically target any particular level in the range of salaries paid by other companies in determining what is comparable. Based solely on information available to management regarding what is paid by other companies deemed comparable to the Company, the Company believes the salaries of its executive officers are at or near the median of the range of salaries paid to similar executives in companies it deems comparable.

      Bonuses. The Compensation Committee's policy is to recommend annual discretionary bonuses it deems appropriate for the Company's executive officers in amounts based on the Compensation Committee's subjective evaluation of the Company's performance and achievements (which in 1994 included record earnings), the executive's individual performance and achievements during the year, the executive's salary, bonuses paid in prior years, the Company's financial resources and sales and earnings prospects, any employment arrangements with the executive and management's recommendations. The Compensation Committee does not use any specific weighting of these factors. These bonuses are intended to provide executive officers with incentives to achieve the Company's financial and operational goals, increase shareholder value and act as a team. The Company exceeded its net income goal in 1994.

      1994 Compensation Decisions Regarding Ronald T. Larizza. The Compensation Committee initially recommended that Mr. Larizza's salary remain at $430,000 in 1994 based on its subjective evaluation of the factors described in "Salaries" above, including the Compensation Committee's subjective evaluation of what is appropriate for a chief executive officer with Mr. Larizza's experience and responsibility, the Compensation Committee members' knowledge of compensation of executives at other companies and management's recommendation.

      In March 1994, the Compensation Committee recommended the Company enter into an employment agreement with Mr. Larizza providing him, among other things, with an annual salary of $500,000, increasing by at least five percent each year, and a minimum annual bonus equal to one percent of the Company's annual operating income. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements - Employment Agreement" for a description of the terms of Mr. Larizza's Employment Agreement.

      The Compensation Committee recommended entering into the Employment Agreement, the salary increase and the bonus based on its subjective judgment that entering into the Employment Agreement was appropriate in light of the Company's achievements, including the successful conversion of $47,000,000 of principal amount of the Company's indebtedness and $9,254,000 of accrued interest into equity, the successful substantial completion of the Company's operational restructuring, the successful completion of the Company's financial restructuring, the substantial dependence of the Company on the services of Mr. Larizza, especially at its critical stage of its development, Mr. Larizza's position as one of the Company's founders and its current President and Chief Executive Officer, the additional incentive for Mr. Larizza to continue to provide services to the Company, the Compensation Committee's desire to permit Mr. Larizza to focus his attention on performing his duties to the Company, rather than on the security of his employment and his severance benefits, the Company's recent profits and 1993 earnings that were higher than any previous year, the Compensation Committee's subjective evaluation of the factors described in "Salaries" and "Bonuses" above, Mr. Larizza's other compensation, the total compensation paid to Mr. Larizza in 1993 and management's recommendation.

      Based solely on information available to management regarding what is paid by other companies deemed comparable to the Company, the Company believes that Mr. Larizza's 1994 salary is at or near the median of the range of salaries paid to chief executive officers at companies it deems comparable, and the salary recommended by the Compensation Committee agreed with management's recommendation.

      The Compensation Committee also recommended that Mr. Larizza receive a $222,715 bonus for 1994, which is the minimum bonus required under his Employment Agreement. The Compensation Committee made this recommendation based on its subjective evaluation of the factors described in "Bonuses" above, the factors described above in connection with the Compensation Committee's recommendation that the Company enter into the Employment Agreement with Mr. Larizza, the Company's 1994 net income, which was the highest in the Company's history, the Company's refinancing of its remaining indebtedness, the acquisition of Hughes Plastics, Inc., Mr. Larizza's 1994 salary and split dollar insurance compensation (see

"Employment Contracts and Termination of Employment and Change-in-Control Arrangements -Larizza Split Dollar Agreement"), the salary and bonus required under Mr. Larizza's Employment Agreement, its judgment of the Company's prospects and management's recommendation. The Compensation Committee agreed with management's recommendation.

                                               By The Compensation Committee
                                               Frank E. Blazey, Jr.
                                               Edward L. Sawyer, Jr.
                                               Arthur L. Wiseley

      Performance Graph

      The following line graph compares for the fiscal years ended December 31, 1990, 1991, 1992, 1993 and 1994 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as the resulting value of a $100 investment) on the Company's common stock, with (ii) the cumulative total return of the Russell 2000, and with
(iii) the cumulative total return of the Value Line Auto Parts: Original Equipment Industry Index:


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
Larizza Industries, Russell 2000 Index And Auto Parts:Original Equipment Index
                    (Performance Results Through 12/31/94)




                                   [GRAPH]




                                            1989          1990         1991          1992         1993         1994
Larizza Industries                      $  100.00     $   42.86    $   57.14     $  142.86    $  450.00    $  214.29
Russell 2000 Index                      $  100.00     $   80.49    $  117.56     $  139.21    $  165.52    $  162.24
Auto Parts:Original Equipment Index     $  100.00     $   92.00    $  117.55     $  176.79    $  240.87    $  202.78

Assumes $100 invested at the close of trading on December 29, 1989 in Larizza Industries common stock, Russell 2000 Index, and the Value Line Auto Parts:
Original Equipment Industry Index.
*Cumulative total return assumes reinvestment of dividends.

CERTAIN TRANSACTIONS

      Notes Receivable From Messrs. Larizza and Sawyer. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for a description of notes receivable from Messrs. Larizza and Sawyer, directors, executive officers and principal shareholders of the Company.

      Finder's Agreement with The Edgewater Group, Inc. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for a description of a Finder's Agreement between the Company and The Edgewater Group, Inc. Mr. Sawyer is a director and the President and sole shareholder of Edgewater.

      Consulting Agreement with The Edgewater Group, Inc. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for a description of a Consulting Agreement between the Company and The Edgewater Group, Inc. Mr. Sawyer is a director and the President and sole shareholder of Edgewater.

      Consulting Arrangement with Mr. Sawyer. See "Executive Compensation - Compensation Committee Interlocks and Insider Participation" for a description of an oral consulting arrangement between the Company and Edward L. Sawyer, Jr., an officer, director and principal shareholder of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that (i) one report, amending a prior report to indicate that a reported transaction did not occur, was filed late by Mr. Ronald T. Larizza, (ii) two reports, reporting the gift of securities to his wife and the disposition of those securities upon his divorce, were filed late by Edward L. Sawyer, Jr., (iii) one report, covering one transaction, was filed late by The Chicago-Tokyo Bank, and (iv) one report, covering one transaction, was not filed by PNC Bank, National Association.

                               II.  OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

      KPMG Peat Marwick LLP ("Peat Marwick") were the Company's independent public accountants for the fiscal year ended December 31, 1994. The Company has not yet completed its review of its accountants, and consequently no selection of independent public accountants for the fiscal year ended December 31, 1995 has yet been made. A representative of Peat Marwick is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative will also be available to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSAL DEADLINE

      A shareholder proposal intended to be presented at the 1996 Annual Meeting must be received by the Company on or before December 19, 1995 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposal should be addressed to Secretary, Larizza Industries, Inc.

OTHER BUSINESS

      The Company is not aware of any matters to be brought before the Meeting except those set forth in the attached Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented at the Meeting for action to be taken thereon, it is the intention of the proxy holders named in the enclosed form of proxy and acting thereunder to vote on such matters in their discretion in accordance with their best judgment.

      Shareholders are urged to specify their choice on the matters to be voted on at the Meeting and to date, sign and return the enclosed proxy in the envelope provided. A prompt response is helpful and your cooperation will be appreciated.

                                         By order of the Board of Directors


                                         RONALD T. LARIZZA
                                         President and Chief
                                         Executive Officer

Troy, Michigan
April 17, 1995


                                FORM 10-K REPORT

      IN ADDITION TO ITS ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. SHAREHOLDERS MAY, WITHOUT CHARGE, OBTAIN A COPY WITHOUT EXHIBITS BY WRITING TO THE COMPANY, ATTENTION: SHAREHOLDER RELATIONS, LARIZZA INDUSTRIES, INC., 201 WEST BIG BEAVER ROAD, SUITE 1040, TROY, MICHIGAN 48084.

[FRONT]
                            LARIZZA INDUSTRIES, INC.

P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 30, 1995
R
      The undersigned hereby appoints Ronald T. Larizza, Edward L. Sawyer, Jr.
O and Terence C. Seikel, or any of them, as Proxies, each with the power of substitution and resubstitution, to vote all shares of common stock which the
X undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 30, 1995 or any adjournment thereof as specified below on
Y  the matters described in the Company's Proxy Statement dated April 17, 1995.

1. ELECTION OF SIX DIRECTORS:                            (change of address)

   Ronald T. Larizza          Frank E. Blazey, Jr.    _________________________
   Edward L. Sawyer, Jr.      Steven J. Lebowski      _________________________
   Edward W. Wells            Arthur L. Wiseley       _________________________
                                                      _________________________
                                                      (If you have written in
2. In their discretion with respect to any other      the above space, please
   matters that may properly come before the          mark the corresponding
   meeting.                                           box on the reverse side
                                                      of this card)


                                                                SEE REVERSE
                                                                   SIDE

[BACK]

[X] PLEASE MARK YOUR                       SHARES IN YOUR NAME           |
    VOTES AS IN THIS                                                     |
    EXAMPLE.                                                             |______


                    FOR    WITHHELD    MARKING "FOR" MEANS YOU ARE VOTING FOR
1. Election of      [ ]      [ ]       ALL NOMINEES LISTED ON THE REVERSE SIDE
   Directors                           OF THIS CARD, EXCEPT FOR THOSE ENTERED
   (see reverse)                       ON THE LINE BELOW THE BOX.  MARKING
                                       "WITHHELD" WITHHOLDS YOUR VOTE FROM ALL
                                       NOMINEES LISTED ON THE REVERSE SIDE OF
For, except vote withheld from the     THIS CARD.  TO WITHHOLD AUTHORITY TO
following nominee(s):                  VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
                                       THE "FOR" BOX AND ENTER THE NAME(S) OF
__________________________________     SUCH NOMINEE(S) ON THE LINE PROVIDED TO
                                       THE LEFT.


                                          THIS PROXY WHEN PROPERLY EXECUTED
                                       WILL BE VOTED IN THE MANNER DIRECTED
                Change                 HEREIN BY THE UNDERSIGNED SHAREHOLDER.
                  of    [ ]            IF NO DIRECTION IS MADE, THIS PROXY
               Address                 WILL BE VOTED FOR ALL THE NOMINEES
                                       LISTED HEREON. IF ANY OTHER MATTERS ARE
                                       PROPERLY PRESENTED AT THE MEETING FOR
               Attend   [ ]            ACTION TO BE TAKEN THEREON, THIS PROXY
              Meeting                  WILL BE VOTED ON SUCH MATTERS BY THE
                                       PERSONS NAMED AS PROXIES HEREIN IN
                                       ACCORDANCE WITH THEIR BEST JUDGMENT.


SIGNATURE(S)_____________________________________________  DATE_______________


SIGNATURE(S)_____________________________________________  DATE_______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                               PLEASE MARK, SIGN, DATE AND
                                          RETURN THIS PROXY CARD PROMPTLY USING
                                                 THE ENCLOSED ENVELOPE.